Exhibit 99.1

Below is a graphical representation of the poster entitled “A Randomized, Double-Blind, Placebo-Controlled, Parallel-Group Study of Phentermine/Topiramate CR (VI-0521) for the Treatment of Obstructive Sleep Apnea/Hypopnea Syndrome in Obese Adults”:

Below is a reproduction of the contents of the poster entitled “Randomized, Double-Blind, Placebo-Controlled, Parallel-Group Study of Phentermine/Topiramate CR (VI-0521) for the Treatment of Obstructive Sleep Apnea/Hypopnea Syndrome in Obese Adults”:

Authors: David H. Winslow, MD(a); Charles H. Bowden, MD(b); Karen DiDonato(b); Pamela A. McCullough, ARNP, CCRC(a); Wesley W. Day, PhD(b)

(a)Kentucky Research Group, Louisville, KY, United States; (b)VIVUS, Inc., Mountain View, CA, United States

Poster Board ID Number: 225

• Introduction

•                  Obstructive sleep apnea (OSA) is closely linked to obesity and is associated with increased mortality and numerous comorbidities, such as cardiovascular disease, hypertension, stroke, metabolic syndrome, and type 2 diabetes mellitus.

•                  Although standard treatments for OSA, including continuous positive airway pressure (CPAP) and oral appliances, are effective in some individuals, they are limited by poor patient compliance.(1)-(3)

•                  The severity of OSA is positively correlated with increased body mass index (BMI). Weight loss improves both objective parameters and patient-reported symptoms of OSA; however, few patients are able to achieve adequate weight loss with lifestyle changes alone.(4),(5)

•                  A unique low-dose, controlled-release combination of phentermine/topiramate (PHEN/TPM CR) for once-daily oral dosing was developed to maximize weight loss while minimizing adverse events (AEs). We studied this combination in obese adults with moderate or severe OSA.(6)

• Objective

•                  To evaluate the safety and efficacy of PHEN/TPM CR compared with placebo and lifestyle modification in the treatment of OSA in obese adults over 6 months. The primary endpoint was the change in the apnea/hypopnea index (AHI).

• Methods

•                 This single-center, double-blind, placebo-controlled, parallel-group, Phase 2 trial randomized 45 obese adults with OSA to receive placebo or PHEN 15 mg/TPM CR 92 mg (PHEN/TPM CR 15/92).  All subjects participated in a lifestyle modification program (LEARN®).

•                  Subjects were instructed to take PHEN/TPM CR 15/92 once daily in the morning for 28 weeks. Dosing assigned at randomization was titrated at weekly intervals for 4 weeks, followed by the randomized dose for 24 weeks. Efficacy and safety endpoints were evaluated at baseline, Week 8, and Week 28 (Figure 1).

•                  Subjects were required to meet the following key inclusion criteria to be eligible:

•                  BMI between 30 and 40 kg/m2

•                  Aged 30-65 years

•                  Diagnosis of OSA with AHI of >15 events/hour at baseline

•                  Not treated or not compliant with CPAP for at least 3 months before screening (compliance defined as >4 hours CPAP use on 70% of nights)

•                  Overnight polysomnography (PSG) was performed at baseline, Week 8, and Week 28.

•                  Comparisons between treatments were assessed using a baseline adjusted analysis of covariance (ANCOVA) model with treatment group as the main effect and baseline weight as the covariate. Least-squares (LS) mean and corresponding standard error are presented for the within-group AHI change for each treatment group. For the between-treatment group comparison, the difference in LS mean, standard error, one-sided 95% confidence interval (CI), and P value were derived from an ANCOVA model.

• Assessments

•                  Overnight PSG was used to measure the following endpoints:

•                  Primary endpoint: change in AHI between baseline and Week 28

•                  Key secondary endpoints: changes in respiratory disturbance index (RDI), mean overnight oxygen saturation, minimum overnight oxygen saturation, and sleep quality from baseline to Week 28

•                  Changes in systolic blood pressure (SBP) and diastolic blood pressure (DBP) were assessed the morning after overnight PSG at Week 28.

•                  Percent weight loss was assessed at Week 28.

•                  The Pittsburgh Sleep Quality Index (PSQI), a self-administered questionnaire, assessed the quality and patterns of sleep at baseline and Week 28.

•                  Analyses were based on the intent-to-treat (ITT) population with last observation carried forward (LOCF) convention applied.

• Results

•                  Baseline demographics are presented in Table 1.

•                  The overall completion rate was 88.9% (Figure 2).

•                  In the ITT-LOCF population, PHEN/TPM CR 15/92 had a nearly 2-fold improvement in mean AHI compared with placebo at Week 28 (Figure 3).

•                  After 28 weeks, 7 subjects treated with PHEN/TPM CR 15/92 experienced resolution (AHI <5 events/hour) of their moderate-to-severe OSA compared to only 2 subjects treated with placebo.

•                  In the ITT population, subjects treated with PHEN/TPM CR 15/92 experienced improvements in AHI at Week 8 and Week 28 (Table 2).

•                  In the ITT-LOCF population, subjects receiving PHEN/TPM CR 15/92 had a significantly greater reduction in weight compared with placebo. Significant changes in SBP and PSQI were also seen with PHEN/TPM CR 15/92 treatment vs placebo (Figure 4).

Table 1. Baseline demographics and PSG.

	Baseline
	Placebo (n=23)	PHEN/TPM CR 15/92 (n=22)
Age (years)	51.4	53.4
Male, n (%)	15 (65.2)	9 (40.9)
Female, n (%)	8 (34.8)	13 (59.1)
Caucasian, n (%)	21 (91.3)	20 (90.9)
Weight (kg)	106.9	103.7
BMI (kg/m2)	35.3	36.0
Blood pressure (mm Hg)	138/90	138/87

PSG parameters	Placebo (n=22)	PHEN/TPM CR 15/92 (n=21)
AHI (events/hour)	43.5	45.5
RDI (events/hour)	59.5	60.4
Mean overnight oxygen saturation (%)	93.9	93.4
Minimum overnight oxygen saturation (%)	76.3	76.7
Arousal index (arousals/hour)	62.4	63.1
PSQI score	7.0	8.6

•                  In the ITT population, subjects in the PHEN/TPM CR 15/92 had a mean reduction in body weight of 5.6% and 11.0% at Week 8 and Week 28, respectively.

•                  In addition to AHI, overnight PSG measured changes in RDI, mean overnight oxygen saturation, minimum overnight oxygen saturation, and arousal index (Figure 5).

•                  The most common treatment-emergent AEs experienced in this study were dry mouth, altered taste, sinusitis, upper respiratory infections, nasopharyngitis, paresthesia, diarrhea, and constipation.

•                  Most of these AEs were mild or moderate in severity.

•                  No serious AEs were experienced among subjects receiving PHEN/TPM CR 15/92.

• Conclusions

•                  In this randomized, controlled trial, statistically significant and clinically meaningful improvements in AHI, RDI, mean overnight oxygen saturation, PSQI, SBP, and weight loss were observed during 28 weeks of treatment with PHEN/TPM CR 15/92 vs placebo.

•                  PHEN/TPM CR was generally well tolerated.

•                  PHEN/TPM CR may represent a promising alternative to CPAP for some subjects with OSA; additional studies are needed to evaluate this approach.

Table 2. Change in mean AHI from baseline (events/hour; ITT)*.

		Placebo	PHEN/TPM CR 15/92
Week 8	n	21	21
	Mean baseline (SD)	44.6 (34.5)	45.5 (22.1)
	Mean post-baseline (SD)	34.5 (29.1)	19.1 (17.2)
	Mean change (SD)	-10.1 (12.4)	-26.4 (18.1)

Week 28	n	21	19
	Mean baseline (SD)	44.6 (34.5)	45.7 (23.0)
	Mean post-baseline (SD)	27.2 (30.8)	13.5 (13.7)
	Mean change (SD)	-17.4 (15.1)	-32.3 (22.8)

SD, standard deviation; *ITT population represents subjects with paired assessments

References: (1) Basner R. Continuous positive airway pressure for obstructive sleep apnea. N Engl J Med. 2007;356:1751-1758. (2) Kakkar R, Berry R. Positive airway pressure treatment for obstructive sleep apnea. Chest. 2007;132:1057-1072. (3) Walker-Engström ML, Tegelberg A, Wilhelmsson B, Ringqvist I. 4-year follow-up of treatment with dental appliance or uvulopalatopharyngoplasty in patients with obstructive sleep apnea: a randomized study. Chest. 2002;121:739-746. (4) Haines KL, Nelson LG, Gonzalez R, et al. Objective evidence that bariatric surgery improves obesity-related obstructive sleep apnea. Surgery. 2007;141:354-358. (5) Grunstein R, Stenlöf K, Hedner J, Peltonen M, Karason K, Sjöstrom L. Two year reduction in sleep apnea symptoms and associated diabetes incidence after weight loss in severe obesity. Sleep. 2007;30:703-710. (6) Data on file. VIVUS, Inc.

Acknowledgements: We would like to acknowledge and thank the study coordinator and technical staff of Kentucky Research Group, including Brian Hoffman, BS, RPSGT; the Medpace team (study CRO); The Lockwood Group (for poster development assistance); and VIVUS internal contributors.

This trial is registered at ClinicalTrials.gov, number NCT00745251